Exhibit 99.1

Golub Capital BDC, Inc. Schedules Release of
Fiscal Year 2019 Second Quarter Results
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NEW YORK, NY, April 11, 2019 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC, www.golubcapitalbdc.com), announced today that it will report its financial results for the quarter ended March 31, 2019 on Wednesday, May 8, 2019 after the close of the financial markets.

Golub Capital BDC, Inc. will host an earnings conference call at 1:00 p.m. (Eastern Time) on Thursday, May 9, 2019 to discuss its quarterly financial results.

All interested parties may participate in the conference call by dialing (800) 894-8917 approximately 10-15 minutes prior to the call; international callers should dial (212) 231-2901. Participants should reference Golub Capital BDC, Inc. when prompted. An archived replay of the call will be available shortly after the call until 3:00 p.m. (Eastern Time) on June 8, 2019. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21920675.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in one-stop and other senior secured loans of U.S. middle market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies ("Golub Capital").

ABOUT GOLUB CAPITAL

Golub Capital is a market-leading, award-winning private debt platform with over $30 billion of capital under management. Golub Capital’s Middle Market Lending business specializes in delivering reliable, creative and compelling financing solutions to U.S. middle market companies backed by private equity sponsors. The Middle Market Lending team has particular domain expertise in select industries, including software, technology services, healthcare, consumer and restaurant and retail. The firm’s credit expertise also forms the foundation of its Late Stage Lending business and its Broadly Syndicated Loan investment program. Across its activities, Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from its private equity sponsor clients and investors. Founded in 1994, Golub Capital today has over 400 employees and lending offices in Chicago, New York and San Francisco. For more information, please visit golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:
Ross Teune
312-284-0111
rteune@golubcapital.com
Source: Golub Capital BDC, Inc.